Exhibit 10.6

AMENDMENT TO CHANGE IN CONTROL AGREEMENT BETWEEN MIDDLESEX WATER COMPANY AND NADINE DUCHEMIN-LESLIE

WHEREAS, the Company and the Executive entered into the Agreement, which contains certain provisions regarding Change in Control Severance Benefits; and

WHEREAS the parties desire to amend the Agreement to modify the provisions related to the Executive’s entitlements in the event of a Change in Control.

Amendment:

1.	Amendment to Section 4 (Compensation on Termination or During Disability): a. Section 4.3.2 ("Base Salary") and 4.4 (“Compensation”) of the Agreement is hereby amended and restated in its entirety as follows:

4.3.2 In lieu of any further salary payments to You for periods subsequent to the Date of Termination, the Company shall pay to You, as severance pay the following: (i) a lump sum severance payment equal to three (3) times your annual base salary at time of termination plus (ii) three (3) times your highest annual incentive compensation earned or paid, over the last three (3) years prior to the year of termination, plus (iii) the amounts in the forms set forth in paragraphs 4.3.3, 4.3.4 and 4.3.5 (the “Severance Payments”)

4.4 Fully Deleted

2.	No Other Changes: Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

4.	Counterparts: This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 4th day of November, 2024.

MIDDLESEX WATER COMPANY

	By:	/s/
Dennis W. Doll
Chairman of the Board
ATTEST:

/s/
Jay L. Kooper, Vice President,
General Counsel & Secretary
/s/
Nadine Duchemin-Leslie
President and CEO